Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey P. Orleans and Benjamin D. Goldman, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all post-effective amendments (including any amendments thereto) to the Registration Statements on Form S-8, File Nos.  333-151168, 333-143862, 33-87694, 33-87696, 333-59917, 333-59925, 333-68915, 333-119004, 333-119005, 333-68919 and 333-119006 and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable Orleans Homebuilders, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed as of this 18th day of August 2010, by the following persons:

Signature	Title

/s/Jeffrey P. Orleans	Chairman, President and Chief Executive Officer
Jeffrey P. Orleans	(Principal Executive Officer)

Vice President and Controller (Principal
/s/Mark D. Weaver	Financial Officer and Principal
Mark D. Weaver	Accounting Office)r

/s/Benjamin D. Goldman
Benjamin D. Goldman	Director

/s/Jerome S. Goodman
Jerome S. Goodman	Director

/s/Robert N. Goodman
Robert N. Goodman	Director

/s/Andrew N. Heine
Andrew N. Heine	Director

/s/David Kaplan
David Kaplan	Director

/s/Lewis Katz
Lewis Katz	Director

/s/Robert M. Segal
Robert M. Segal	Director

/s/John W. Temple
John W. Temple	Director